Exhibit 99.1
                                  Press Release


AT THE COMPANY                             AT THE FINANCIAL RELATIONS BOARD
--------------                             --------------------------------
Kenneth G. Kasses, Ph.D.           For General Info: Susan Jayson (212) 661-8030
President and CEO                  For Analyst Info: Brian Gill   (212) 661-8030
(781) 860-5150                     For Media Info:   Deanne Eagle (212) 661-8030

FOR IMMEDIATE RELEASE
November 11, 1999

               GENTA CHOOSES NEW CEO AND NEW CHAIRMAN OF THE BOARD
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Raymond  Warrell,  a leading  oncologist  from  Memorial  Sloan-Kettering,  will oversee clinical development as CEO and Mark Rogers is elected to serve as Chairman.

Lexington, MA November 11, 1999--Genta Incorporated (Nasdaq: GNTA) announced today that it has appointed Raymond P. Warrell, Jr., 50, M.D., MBA., a leading oncology researcher from Memorial Sloan-Kettering Cancer Center and founder of several pharmaceutical companies, to become President and Chief Executive Officer. This new appointment is in response to the growing interest in the clinical applications in cancer of G3139, Genta's lead antisense compound targeted to the Bcl-2 gene, and to the fast track designation for its use in malignant melanoma. Dr. Warrell has more than 20 years of drug development experience. In a related development, Mark C. Rogers, 57, M.D., MBA., President of Paramount Capital, Inc., former CEO of the Duke University Hospital, and a member of Genta's Board of Directors has been elected Chairman. Kenneth G. Kasses, 54, Ph.D., the present Chairman and CEO since 1997, will remain on the Board.

Dr. Rogers stated, "These changes are in response to the encouraging clinical results that the Company is receiving from its clinical trials and to the recent FDA designation of fast track status for evaluation of the compound in malignant melanoma. We recently reported that the results of the trial at the University Hospital in Vienna with G3139, our Bcl-2 antisense compound, in combination with dacarbazine (DTIC) were presented at a Cold Spring Harbor conference. This report showed promising potential for increased survival in patients treated with this combination regimen."

Dr. Kasses, who has been CEO and Chairman since 1997, will continue to serve as a member of Genta's board. Dr. Kasses commented, "I believe it is now appropriate to shift the leadership of Genta to help maximize the potential for clinical trials that, hopefully, will lead to the demonstration of the drug's promise and provide the data necessary to support applications for marketing. I am looking forward to working with Genta's new leadership to assure an orderly transition in the short-term and from my continuing position on the Board."



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Following are the biographies of Drs. Warrell and Rogers.

Raymond P. Warrell, Jr., M.D., M.B.A.

Dr. Raymond Warrell is presently a Member, Attending Physician, and Professor of Medicine at the Memorial Sloan-Kettering Cancer Center and the Joan and Sanford Weill Medical College of Cornell University. In addition, he has more than 20 years of development and consulting experience in pharmaceuticals and biotechnology products.

Dr. Warrell is a co-founder and chairman of the scientific advisory board of PolaRx Biopharmaceuticals, Inc., manufacturers of arsenic trioxide, an investigational agent for the treatment of acute promyelocytic leukemia. He is also founder and chairman of Relgen LLC, a privately held pharmaceutical company that is developing GaniteT (gallium nitrate injection), which is approved in the U.S. and Canada for treatment of cancer-related hypercalcemia. In addition to world-wide patents on both arsenic and gallium containing compounds, Dr. Warrell holds or has filed seven other unique patent applications for various biomedical therapeutic or diagnostic agents. He has also been a consultant to a number of pharmaceutical and biotechnology companies, including Genta.

Dr. Warrell has a B.S. in Chemistry from Emory University, a M.D. from the Medical College of Georgia, and a M.B.A. from Columbia University Graduate
School of Business. Since 1980, he has been associated with the Memorial Sloan-Kettering Cancer Center in New York, where he currently holds tenured positions as Member and Attending Physician, and with the Joan and Sanford Weill Medical College of Cornell University, where he has been Professor of Medicine since 1994. He has published more than 100 peer-reviewed papers and more than 240 book chapters and abstracts, most of which are focused upon drug development in neoplastic diseases. He is a member of the American Society of Clinical Investigation, the American Society of Hematology, the American Association for Cancer Research, and the American Society of Clinical Oncology. Among many awards, he has received the U.S. Public Health Service Award for Exceptional Achievement in Orphan Drug Development from the Food and Drug Administration.

Mark C. Rogers, M.D., MBA

Currently, Dr. Rogers is President of Paramount Capital, Inc., a company specializing in investments in the pharmaceutical, medical and biotechnology area. The company has offices on three continents and has started many companies now listed on national markets. Dr. Rogers formerly was Senior Vice President, Corporate Development and Chief Technology Officer of the Perkin-Elmer Corporation. He was responsible for mergers, acquisitions, and technologic development in molecular biology for a $1.3 billion multinational corporation. Areas of focus included DNA sequencing, gene expression, and protein analysis, as well as other molecular tools vital for pharmaceutical discovery.

Prior to his position at Perkin-Elmer, Dr. Rogers was Vice Chancellor for Health Affairs of Duke University Medical Center and Executive Director and Chief Executive Officer of Duke Hospital and Health Network. He was responsible for the overall administration of the 1,100 bed Duke Hospital, located in Durham, North Carolina, creating the Duke Health Network, which

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encompasses the clinical activities such as the development of Duke's primary care network and Health Maintenance Organization. Dr. Rogers was instrumental in designing strategic partnerships with business, especially with medical and pharmaceutical companies, and his work at Duke was chosen as a case study for the Harvard Business School.

Dr. Rogers began his career at Johns Hopkins University, where he spent 16 years and held a number of senior positions, including Distinguished Faculty Professor and Chairman of the Department of Anesthesiology and Critical Care Medicine, Director of the Pediatric Intensive Care Unit, and Professor of Pediatrics. In his role as Associate Dean, Dr. Rogers founded a number of innovative business ventures at Hopkins, and he was asked to attend Wharton where he received a MBA. There is now an Endowed Professorship at Hopkins named for him.

Genta Incorporated (Nasdaq: GNTA) is a biopharmaceutical company whose strategy consists of building a product and technology portfolio concentrating on cancer therapy including its Anticode(TM) (antisense) products intended to treat cancer at its genetic source. For more detailed information about Genta, please visit our website at WWW.GENTA.COM.


To receive Genta Incorporated's latest news release and other corporate documents via fax, at no cost, dial 1-800-PRO-INFO; use the Company's symbol GNTA. Or visit The Financial Relations Board's web site at www.frbinc.com.


The statements contained in this press release that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. Without limiting the foregoing, the words "anticipates," "believes," "expects," "intends," "may" and "plans" and similar expectations are intended to identify forward-looking statements. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's views as of the date they are made with respect to future events, but are subject to many risks and uncertainties, which could cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. For example, the results obtained in pre-clinical studies may not be indicative of results that will be obtained in clinical trials; Genta has not successfully completed human clinical trials of a product based on antisense technology; and delays in the completion of clinical trials as a result of delays in patient enrollment or other factors may occur. Examples of such risks and uncertainties also include, but are not limited to: the obtaining of sufficient financing to maintain the Company's planned operations; the timely development, receipt of necessary regulatory approvals and acceptance of new products; the successful application of the Company's technology to produce new products; the obtaining of proprietary protection for any such technology and products; the impact of competitive products and pricing and reimbursement

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policies; and the changing of market conditions.  The Company does not undertake to update forward-looking statements.

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